UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

______________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) February 17, 2016

NATIONAL WESTERN LIFE GROUP, INC.
(formerly NATIONAL WESTERN LIFE INSURANCE COMPANY)
(Exact Name of Registrant as Specified in Charter)

Delaware	000-55522	47-3339380
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

850 East Anderson Lane Austin, Texas	78752-1602
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (512) 836-1010

Not Applicable
 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 17, 2016, the Compensation and Stock Option Committee of National Western Life Group, Inc. (the “Company”) approved grants of long-term incentives in the form of equity-based awards to officers of the Company and its wholly owned subsidiary, National Western Life Insurance Company (“National Western”). The awards were granted under the Company’s Incentive Plan and are contingent upon stockholder approval of the Incentive Plan at the Company’s annual stockholder meeting. Among the officers receiving the grants were named executive officers.

For the 2016 awards, the Compensation and Stock Option Committee approved grants consisting of performance share units (“PSUs”), stock appreciation rights (“SARs”), and restricted stock units (“RSUs”) to the President and Senior Vice Presidents of National Western. The grants were awarded based upon the Company’s closing stock price (NWLI) on February 17, 2016, the date of grant, of $216.48. The grants awarded were as shown in the following table.

Name	Title	Performance Share Units	Stock Appreciation Rights	Restricted Stock Units	Total Share Units

Ross R. Moody	President and Chief Executive Officer	4,447	8,893	2,223	15,563
S. Christopher Johnson	Senior Vice President, Domestic Marketing	122	244	61	427
Carlos A. Martinez	Senior Vice President, International Marketing	101	202	50	353
Charles D. Milos	Senior Vice President, Mortgage Loans and Real Estate	181	363	91	635
Kitty K. Nelson	Senior Vice President, Chief Actuary	149	299	75	523
Rey Perez	Senior Vice President, Chief Legal Officer and Secretary	146	291	73	510
Brian M. Pribyl	Senior Vice President, Chief Financial Officer and Treasurer	216	433	108	757
Patricia L. Scheuer	Senior Vice President, Chief Investment Officer	186	372	93	651
Robert Sweeney	Senior Vice President, Chief Administrative Officer	179	357	89	625

PSUs will be paid out in cash at the end of three years based upon the Company’s compounded annual growth rate in adjusted book value (excluding accumulated other comprehensive income) for the three year period of January 1, 2016 through December 31, 2018. The percentage of PSUs awarded to be paid out ranges from 0% to 150% of the amount granted.

SARs vest ratably each year over a three year period, and expire at the end of the tenth year, from the date of grant.

RSUs vest at the end of the third year from the date of grant and are payable in cash at the Company’s price per share on the vesting date.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL WESTERN LIFE GROUP, INC.

Date: February 23, 2016	/S/Brian M. Pribyl
Brian M. Pribyl
Senior Vice President,
Chief Financial Officer
and Treasurer